UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2015

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36380	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 24, 2015, Google Inc. (Google) announced that it had appointed Ruth M. Porat to be Google’s new Chief Financial Officer (CFO) and Senior Vice President effective May 26, 2015.

Ruth, age 58, has served as Executive Vice President and Chief Financial Officer of Morgan Stanley since January 2010. She previously served as Vice Chairman of Investment Banking from September 2003 to December 2009 and as Global Head of the Financial Institutions Group from September 2006 through December 2009.

Ruth is Vice Chair of the Stanford University Board of Trustees, a member of the U.S. Treasury’s Borrowing Advisory Committee, a Board Director at The Council on Foreign Relations and a member of the Advisory Council of the Hutchins Center on Fiscal and Monetary Policy at the Brookings Institution.

Ruth received a B.A. from Stanford University, an M.B.A. with distinction from The Wharton School of the University of Pennsylvania and a M.Sc. from the London School of Economics.

Google will provide separately the information called for in Item 5.02(c)(3) of Form 8-K. A copy of the press release announcing her appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: March 24, 2015	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel